UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2020

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) Compensatory Arrangement of Certain Officers

Stock Option Awards.

On June 30, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) approved awards of stock options (the “Options”) to its named executive officers under the Company’s 2019 Stock Incentive Plan (the “Plan”), which is attached as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2020. The Options have an exercise price of $23.04 per share, the closing market price of the Company’s common stock on the date of the grant. The following table sets forth the number of Options granted to the Company’s named executive officers:

Name	Position	Stock Options
Joseph F. Puishys	Chief Executive Officer and President	215,600
Nisheet Gupta	Executive Vice President and Chief Financial Officer	54,800
Curtis J. Dobler	Executive Vice President and Chief Human Resources Officer	44,100
Brent C. Jewell	President, Architectural Framing Systems segment	47,000
Patricia A. Beithon	Former General Counsel and Corporate Secretary (1)	26,900

(1)	Ms. Beithon relinquished her titles of General Counsel and Corporate Secretary in June 2020 in connection with her planned retirement in October 2020.

The Options vest in equal installments on the second and third anniversaries of the date of the grant. Unvested Options will be forfeited upon the termination of an executive officer’s employment, unless the executive officer is terminated by the Company due to the executive officer’s death or disability, in which case unvested Options will accelerate and vest. If a change in control (as defined in the Plan) occurs and the executive officer’s employment is simultaneously or subsequently terminated without cause or for good reason, any unvested portion of the Options shall vest as of the date of such termination. The maximum per share price that can be used for the exercise of any option share is $35.70. Consequently, no Option may be exercised for a gain of more than $12.66 per share (i.e., the difference between the exercise price ($23.04) per share and the maximum share price ($35.70) per share may not exceed $12.66). The maximum share price limitation is subject to equitable adjustment in the event of a stock split or other similar transaction in accordance with the Plan.

The description of the Options contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan and the individual stock option award agreements, which were made on the form of stock option award agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company awarded the Options in lieu of the customary two-year cash-based performance awards usually granted to its executive officers. The Board, the Committee and the Company’s management considered the economic uncertainties resulting from the COVID-19 pandemic and determined that the Company would not be able to establish effective financial performance goals for the Company’s 2021 and 2022 fiscal years. Based on this determination, the Company elected to issue the Options in lieu of granting two-year cash-based performance awards having a performance period of the Company’s 2021 and 2022 fiscal years. The Committee will assess the Company’s executive compensation program during fiscal 2021 to determine whether the Company should make changes to the short-term and long-term compensation elements of the executive compensation program.

Fiscal 2021 Annual Cash Incentive Awards.

On June 30, 2020, the Company entered into an annual cash incentive agreement (the “Fiscal 2021 Agreement”) with each of the executive officers listed below, which sets forth the terms and conditions pursuant to which the executive officer may receive an annual cash incentive award for the Company’s fiscal year ending February 27, 2021. The Fiscal 2021 Agreement provides that each such executive officer’s right, subject to review and approval by the Committee, to receive an annual cash incentive award will be determined based on the attainment of certain pre-set performance metrics for fiscal 2021.

The performance metrics to be used for determining awards under the Fiscal 2021 Agreements for the executive officers listed below are net sales, earnings before taxes and days working capital. The following table sets forth certain information with respect to fiscal 2021 annual cash incentive award payout ranges as a percentage of annualized fiscal 2021 salary for the listed executive officers based on performance at the threshold, target and maximum performance levels:

		Fiscal 2021 Annual Cash Incentive Compensation
Name	Position	Payout Range as a Percentage of Salary (%)	Threshold Payout as a Percentage of Salary (%)(3)	Target Payout as a Percentage of Salary (%)(4)	Maximum Payout as a Percentage of Salary (%)(5)
Joseph F. Puishys	Chief Executive Officer and President	0 – 210.00	5.25	105.00	210.00
Nisheet Gupta	Executive Vice President and Chief Financial Officer (1)	0 – 112.50	2.81	56.25	112.50
Curtis J. Dobler	Executive Vice President and Chief Human Resources Officer	0 – 120.00	3.00	60.00	120.00
Brent C. Jewell	President, Architectural Framing Systems segment	0 – 120.00	3.00	60.00	120.00
Patricia A. Beithon	Former General Counsel and Corporate Secretary (2)	0 – 70.00	1.75	35.00	70.00

(1)	Mr. Gupta’s annual cash incentive compensation will be prorated for Fiscal 2021 to reflect Mr. Gupta’s June 15, 2020 appointment as Executive Vice President and Chief Financial Officer.
(2)	Ms. Beithon relinquished her titles of General Counsel and Corporate Secretary in June 2020 in connection with her planned retirement in October 2020. Ms. Beithon’s annual cash incentive compensation will be prorated for Fiscal 2021 to reflect her planned retirement in October 2020.
(3)	Assumes threshold performance level is achieved for only the performance metric with the lowest weighting and is not achieved for any other performance metric.
(4)	Assumes target performance level is achieved for all performance metrics.
(5)	Assumes maximum performance level is achieved or exceeded for all performance metrics.

The following table sets forth the annual cash incentive award payout at the target performance level:

Name	Position	Annual Cash Incentive Award at Target
Joseph F. Puishys	Chief Executive Officer and President	$981,750
Nisheet Gupta	Executive Vice President and Chief Financial Officer (1)	$286,875
Curtis J. Dobler	Executive Vice President and Chief Human Resources Officer	$231,000
Brent C. Jewell	President, Architectural Framing Systems segment	$246,000
Patricia A. Beithon	Former General Counsel and Corporate Secretary (2)	$129,850

(1)	Mr. Gupta’s annual cash incentive compensation will be prorated for Fiscal 2021 to reflect Mr. Gupta’s June 15, 2020 appointment as Executive Vice President and Chief Financial Officer.

(2)	Ms. Beithon relinquished her titles of General Counsel and Corporate Secretary in June 2020 in connection with her planned retirement in October 2020. Ms. Beithon’s annual cash incentive compensation will be prorated for Fiscal 2021 to reflect her planned retirement in October 2020.

All Fiscal 2021 Agreement payout recommendations are subject to review and approval by the Committee. While the Committee considers and is guided by the amounts that would be payable under the foregoing criteria, it is not bound by these results and may exercise its discretion to pay different amounts.

If an executive officer’s employment with the Company is terminated during the fiscal year as a result of disability or retirement (under circumstances that the Committee determines to qualify as a disability or retirement) or death, then the Committee shall determine, in its sole discretion, whether the executive officer, or the executive officer’s estate, as applicable, will receive a pro-rata cash payment after the end of the fiscal year to the extent that the threshold, target or maximum performance level of the performance metric is achieved.

All awards under the Fiscal 2021 Agreement are subject to forfeiture or recoupment if the Board, in its sole discretion, determines that events have occurred that are covered by the Company’s Clawback Policy and that forfeiture or recoupment is appropriate.

The Fiscal 2021 Agreement provides that the executive officer must be employed by the Company on the date the Committee determines the amount of the award earned and to be paid out.

The form Agreement used in connection with the fiscal 2021 annual cash incentive awards to executive officers listed above is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Change in Control Agreement.

On June 30, 2020, the Company entered into a change in control agreement (the “Change in Control Agreement”) with Nisheet Gupta, the Company’s Executive Vice President and Chief Financial Officer.

The Change in Control Agreement is a “double trigger” agreement. It provides that, in the event of a change in control of the Company, Mr. Gupta will have specific rights and receive specified benefits if Mr. Gupta’s employment is terminated without “cause” (as defined in the Change in Control Agreement) or Mr. Gupta voluntarily terminates his employment for “good reason” (as defined in the Change in Control Agreement) within two years after the change in control (the 10th business day following such employment termination date is referred to herein as the “Employment Termination Date”). In these circumstances, Mr. Gupta will receive a severance payment equal to two times his annual salary and target cash incentive bonus for the fiscal year (as calculated under the terms of the Change in Control Agreement). In addition, all options and restricted stock awards held by Mr. Gupta that have not vested by the Employment Termination Date will be immediately vested on such date. Following the Employment Termination Date, the Change in Control Agreement provides that, for a 24-month period following a change in control, the Company will continue to provide medical and dental insurance coverage for Mr. Gupta and his dependents or will reimburse Mr. Gupta for the cost of obtaining substantially similar benefits. No benefits will be paid to Mr. Gupta pursuant to the Change in Control Agreement unless Mr. Gupta executes and delivers to the Company a release of claims.

The Change in Control Agreement contains a “best-net-benefit” provision. This provides that, in the event that payments under the agreement trigger excise tax for Mr. Gupta, he has the option either of reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax himself.

During Mr. Gupta’s employment with the Company and for a 24-month period following Mr. Gupta’s Employment Termination Date, provided that the amounts owed to Mr. Gupta pursuant to the Change in Control Agreement have been paid, Mr. Gupta shall not: (1) solicit, directly or indirectly, any existing or prospective customers, vendors or suppliers of the Company or its affiliates for a purpose competitive to the Company’s business or to encourage such customers, vendors or suppliers to terminate business with the Company or its affiliates; (2) solicit, directly or indirectly, any employee of the Company or its affiliates to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with the Company’s business.

The Change in Control Agreement continues through December 31 of each year and provides that it will be automatically extended for one-year terms prior to a change in control unless the Company gives prior notice of termination.

The foregoing description of the Change in Control Agreement is a summary and is qualified in its entirety by reference to the Change in Control Agreement, a form of which was filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K, which was filed with the Commission on April 30, 2018, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Stock Option Agreement.*

10.2	Form of Annual Cash Incentive Award Agreement.*

10.3	Form of Change-in-Control Severance Agreement. Incorporated herein by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed on April 30, 2018.

104	Cover Page interactive Data file (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: July 7, 2020